--------------------------------------------------------------------------------

Deutsche Bank Commodity Indices

October 2009

[GRAPHIC OMITTED]

Registration Statement No. 333-162195 Dated
October 13, 2009; Filed pursuant to Rule 433
Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409.

A Passion to Perform
Deutsche Bank[GRAPHIC OMITTED]

slide01

--------------------------------------------------------------------------------
Contents

1    Executive Summary

2    Beta Commodity Indices

3    Enhanced Beta Commodity Indices

4    Alpha Commodity Indices

5    Commodity Index Comparative Performance

Deutsche Bank [GRAPHIC OMITTED]
                                                                               2
slide02

--------------------------------------------------------------------------------

Executive Summary

The Evolution of Commodity Markets

[]   Commodities have been accepted by investors as an asset class in its own right, suitable for absolute returns and portfolio diversification.
     Optimal use of commodities can not only enhance returns, but also reduce overall volatility in an investment portfolio

[]   The primary way most investors have been accessing the asset class is through commodity indices. They provide a diversified, easy, and quick way to get an exposure to the asset class

[]   However, commodities represent a unique asset class with some characteristics that need to be considered. As the market has evolved,
     Deutsche Bank has created new indices to try to capture the special features of the asset class

[]   Deutsche Bank is a provider of non-benchmark commodity indices and provides a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market-neutral alpha returns in the commodity space [GRAPHIC OMITTED]

Deutsche Bank [GRAPHIC OMITTED]

                                                                               3
slide03

-------------------------------------------------------------------------------
Executive Summary
Commodity Index FAQ
                               [GRAPHIC OMITTED]

[] Why use Commodity Indices?
   -  Simple Asset Allocation Solution --

      Investment in a broad based commodity index provides exposure to multiple sectors through one convenient vehicle

   -  "Rule Based" Index Returns -- formula- driven commodity indices help to eliminate active manager risks such as style drift and key-man concerns that may be associated with investments in partnerships and managed accounts

   -  Pure Commodity Exposure to Eliminate Corporate Risk -- Equity ownership through commodity-producing firms carries corporate performance risk /
      reward factor unrelated to the price of the commodity itself

   -  Greater Liquidity -- Commodity Index based investments, such as structured notes, may provide greater liquidity than other investments such as investment partnerships or ownership of physical assets [GRAPHIC
      OMITTED]

[] How does a Commodity Index Work? What are the features of Commodity Indices?

   -  Commodity indices include different underlying commodities in different proportions. For example, the S & PGSCI is heavily weighted towards the energy sector

   -  Most commodity indices are long only, but there are some which allow for short positions. For example, the DB Commodity Harvest has both long and short positions for each underlying commodity

   -  Commodity indices are made up of futures contracts, and the method in which these contracts are bought and sold as contracts approach expiry is called "Rolling". Depending on the prices in the futures market, there may be gains and losses associated with this rolling process, known as
      Roll Yield

   -  All commodity Indices have a Roll Yield because they are constructed from futures contracts. But different Commodity Indices have different Roll
      Yields because of the mix of underlying commodities they hold and the different index rules for rolling futures contracts [GRAPHIC OMITTED]

                                                                               4
Deutsche Bank [GRAPHIC OMITTED]

slide04

--------------------------------------------------------------------------------
Executive Summary
The Evolution of Commodity Indices

[] Commodities Indices can be categorized into three broad groups: Beta,
   Enhanced Beta, and Alpha [GRAPHIC OMITTED]

Beta Allocation Strategies >             Enhanced Beta Allocation >
                                         Strategies 2003 - 2007
             [] 1991 - 2003
                Fixed weight, fixed                   [] Dynamic
DBLCI TM        roll index               DBLCI- MR TM    sector weights
             [] Invests in 6                          [] Invests in 6
                commodities                              commodities
---------------------------------------
             [] Fixed weight, fixed                   [] Dynamic commodity
S&P  SM         roll index               DBLCI-MR        sector weights and
GSCI         [] Invests in 24            Plus TM         dynamic allocation
                commodities                              between Commodities
                                                         and treasuries
             [] Fixed weight, fixed                   [] Downside  protection
DJ-UBSCI SM     roll index                               based on momentum
             [] Invests in                               mechanism
                19 commodities           ---------------------------------------
                                         DB           [] Replicates benchmark
---------------------------------------  Commodity       commodity indices
                                         Booster         using Optimum Yield
                                         Indices         rolling mechanism
                                         ---------------------------------------
                                         DBLCI-OY     [] Direct focus on
                                         Sector          different commodity
                                         Indices         sectors such as
                                                         Energy, Precious
                                                         Metals, Base Metals,
                                                         and Agriculture
                                                      [] All indices use
                                                         Optimum Yield
                                                         rolling mechanism
                                         ---------------------------------------
-------------------------------------------
Alpha Generation Strategies
2008 and beyond

DB           [] Market Neutral, no
Commodity       exposure to
Harvest         spot returns

Indices      [] Low Volatility
                compared to long-only
                commodity indices
                Seeks to isolate the
                expected outperformance
                against benchmarks arising
                from the Optimum Yield
                rolling mechanism
-------------------------------------------
DB           [] Takes DB Commodity Harvest
Commodity       Strategy and applies a
Harvest --      Target Volatility overlay
Target          mechanism which attempts to
Volatility      control volatility to meet
Indices         investor risk  preferences
-------------------------------------------
           [GRAPHIC OMITTED]

                                                                               5
Deutsche Bank [GRAPHIC OMITTED]

slide04

--------------------------------------------------------------------------------
Executive Summary

                              Investment Vehicles

[] US Investors can get access to commodity indices through a variety of different investment vehicles

[] In addition to choosing the Index which offers the investment strategy the investor is looking for, investors should also consider the different risks inherent in various investment vehicles:
   -  Credit Risk: investments in notes are subject to the credit risk of the issuing entity
   -  Liquidity: there may be little or no secondary market for the investments
   -  Tracking Error to Benchmark: products may not track the underlying index one for one
   -  Enhanced Benchmark Exposure: not all investment vehicles offer access to enhanced beta or alpha commodity indices
   -  Tax Treatment: the tax treatment of an investment in the securities may be unclear
   -  Costs: including but not limited to entrance and exit fees and running fees

-------------------------------------------------------------------------------------------------------------------------------
                                       Exchange     Issuer      Capital
                      Liquidity         Listed    Credit Risk  Protection     Costs        Expected Tax Treatment*
-------------------------------------------------------------------------------------------------------------------------------
                  Once daily, single                                                       Ordinary Income or Long Term Capital
Mutual Fund            market maker       No           No         None         High        Gain on Distributions, long or short
                                                                                           term capital gain on sale
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           Generates Ordinary Income and mix of
                                                                                           Long and Short Term capital gains
Exchange Traded   Intraday, multiple      Yes          No         None        Medium       attributable to fund holdings as per
   Fund (ETF)     market makers                                                            K1 Statement at year end. Long or
                                                                                           short term capital gain on sale **
-------------------------------------------------------------------------------------------------------------------------------
Exchange Traded   Intraday, multiple      Yes         Yes         None        Medium       Long Term Capital Gains if held > 1yr
   Note (ETN)     market makers
-------------------------------------------------------------------------------------------------------------------------------
  Tracker Note    Intraday, single         No         Yes         None     Comparatively   Long Term Capital Gains if held > 1yr
                  market maker                                             Low, flexible
-------------------------------------------------------------------------------------------------------------------------------
                   Intraday, single                           Potentially, Comparatively   Potential Long Term Capital Gains if
Structured Note                            No         Yes     depends on   Low, depends on held > 1yr, depends on structure
                     market maker                             structure    structure       structure
------------------------------------------------------------------------------------------------------------------------------

* Deutsche Bank does not advise on tax matters, Investors should check with their own advisors before entering into an investment
** Expected Tax Treatment for ETFs assumes they are set up as partnerships for tax purposes, which a majority, but not all, of
ETFs are
                                                                               6
Deutsche Bank [GRAPHIC OMITTED]
slide06

Executive Summary (Cont'd)
Investment Vehicles

[] An abbreviated list of the main indices in the market and their respective investment vehicles

[] Please note that tracker notes / structured notes can offer different payoffs in order to meet investor risk profile. Terms can vary widely from note to note

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Structured
Index            Mutual Fund            Exchange Traded Fund     Exchange Traded Note                        Tracker Note    Note
------------------------------------------------------------------------------------------------------------------------------------
DJ-UBS           Pimco Real Return Fund n/a                      iPath Dow Jones-AIG Commodity Index
(Former DJAIG CI)(PCRIX (Equity))                                Total Return ETN (DJP (Equity))
-------------------------------------------------------------------------------------------------------------
                 Oppenheimer Commodity  iShares S&P GSCI         iPath GSCI Total Return Index ETN (GSP
SPGSCI           Strategy Total Return
                 Fund                   Commodity Indexed Trust
                 (QRAAX )Equity))       (GSG (Equity))
-------------------------------------------------------------------------------------------------------------
DBLCI            n/a                    n/a                      n/a
-------------------------------------------------------------------------------------------------------------
DBLCI-Mean       n/a                    n/a                      n/a
Reversion
-------------------------------------------------------------------------------------------------------------
DBLCI-Mean       n/a                    n/a                      n/a
Reversion Plus
-------------------------------------------------------------------------------------------------------------
DBLCI-OY         n/a                    PowerShares DB Commodity PowerShares DB Commodity Double Short /
                                        Index Tracking Fund      Double
                                        (DBC (Equity))           Long / Short / Long ETNs (DEE, DYY, DDP,
                                                                 DPU (Equity))
-------------------------------------------------------------------------------------------------------------
DB Commodity     n/a                    n/a                      n/a                                         Terms, Fees, Structures
Booster -- DJAIG                                                                                             all tailored to meet
-------------------------------------------------------------------------------------------------------------customer needs
DB Commodity     n/a                    n/a                      n/a
Booster -- SPGSCI
-------------------------------------------------------------------------------------------------------------
DBLCI-OY         n/a                    PowerShares DB Precious  n/a
Precious Metals                         Metals Fund (DBP (Equity))
-------------------------------------------------------------------------------------------------------------
DBLCI-OY         n/a                    PowerShares DB Base      PowerShares DB Base Metals Double Short /Double
Base Metals                             Metals Fund (DBB         Long / Short / Long ETNs
                                        (Equity))                (BOM, BDD, BOS, BDG (Equity))
-------------------------------------------------------------------------------------------------------------
DBLCI-OY Energy  n/a                    PowerShares DB Energy    n/a
                                        Fund (DBE (Equity))
-------------------------------------------------------------------------------------------------------------
                                        PowerShares DB           PowerShares DB Agriculture Double Short /
DBLCI-OY         n/a                    Agriculture              Double
Agriculture                             Fund (DBA (Equity>)      Long / Short / Long ETNs (AGA, DAG, ADZ,
                                                                 AGF (Equity))
-------------------------------------------------------------------------------------------------------------
                                        PowerShares DB Gold Fund PowerShares DB Agriculture Double Short /
DBLCI-OY Gold    n/a                                             Double
                                        (DGL (Equity))           Long / Short ETNs (DZZ, DGP, DGZ (Equity))
-------------------------------------------------------------------------------------------------------------
                                        PowerShares DB Silver
DBLCI-OY Silver  n/a                    Fund                     n/a
                                        (DBS (Equity))
-------------------------------------------------------------------------------------------------------------
                                        PowerShares DB Oil Fund  PowerShares DB Crude Oil Double Short /
DBLCI-OY Oil     n/a                                             Double Long
                                         DBO (Equity))           / Short / Long ETNs (DXO, OLO, SZO, DTO
                                                                 (Equity))
-------------------------------------------------------------------------------------------------------------

                                                                                                            7

Deutsche Bank [GRAPHIC OMITTED]
slide07

--------------------------------------------------------------------------------
Beta Commodity Indices

[] Investors can consider Beta Commodity Indices as the 1st generation of
   Commodity Indices

[] Indices in this category:
   -  Deutsche Bank Liquid Commodity Index (DBLCI) - S&P GSCI
   -  DJ-UBS Commodity Index (formerly DJ-AIG)

[] All these indices are
   -  long only - fixed weights
   -  fixed Rolling methodology

Index Sector Weights

                               [GRAPHIC OMITTED]

Source:   Deutsche Bank, S&P, Dow Jones & Co., Inc.                            8

Deutsche Bank [GRAPHIC OMITTED]
slide08

--------------------------------------------------------------------------------
Enhanced Beta

Introduction

[] If Beta Indices are the 1st generation, then Enhanced Beta are the 2nd generation of Commodity Indices

[] Enhanced Beta looks at enhancing returns from long-only commodity indices by altering the traditional index construction rules related to underlying
   Asset Allocation (Dynamic Weights) or Futures Rolling Methodology (Dynamic
   Rolling Mechanism)

                             Enhanced Beta Indices
                               [GRAPHIC OMITTED]

Asset Allocation based on Mean Reversion: Commodities prices theoretically tend to mean revert because of inherent supply and demand factors:

[] If the price of a given commodity goes below a given threshold, profit margin for producers will be squeezed and weaker players will exit the market. After supply has contracted, when demand eventually increases, it drives up the price

[] At the other end of the cycle, if the price of a given commodity becomes too high, consumers will substitute it (when possible) with another commodity or will reduce consumption. At the same time, higher profit margins for producers will encourage new entrants and therefore drive supply up, putting downward pressure on prices

Futures Rolling Methodology can make a significant difference to a commodity index's return:

[] An often overlooked source of returns for commodity investments is the Roll
   Yield, which results from buying a futures contract at a price different from the spot price and holding that contract until its price converges to that of the spot market at maturity

[] The method in which futures contracts are bought and sold can significantly impact the return of a commodity index

                                                                               9

Deutsche Bank [GRAPHIC OMITTED]
slide09

--------------------------------------------------------------------------------
Enhanced Beta
Mean Reversion Methodology in Practice

[] The DBLCI-MR uses a mean reversion based trading strategy in an effort to extract superior returns from the commodities complex. The DBLCI-MR seeks to underweight relatively expensive commodities and overweight relatively cheap commodities

          Historical Commodity Allocation of the DBLCI - MR since 2006

                               [GRAPHIC OMITTED]

Note: Past performance is not a guarantee of future results.
      The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices.  As a long-only commodity index, if all underlying commodity prices fall, the DBLCI-Mean Reversion will also likely result in a negative performance

                                                                              10

Deutsche Bank [GRAPHIC OMITTED]
slide10

--------------------------------------------------------------------------------
Enhanced Beta
DBLCI-Mean Reversion
--------------------------------------------------------------------------------
Commodity Allocation Mechanism

[] Commodities do not represent a homogenous asset class. They comprise four distinct sectors that have unique fundamentals and follow their own business cycles that are generally uncorrelated with other commodity sectors

[] Such divergence in business cycles offers an opportunity to benefit from the relative expensiveness or the cheapness of respective sectors

[] DBLCI-Mean Reversion allocates weight to 6 commodities using a non-discretionary, rule-based formula aimed at assigning higher weight to cheap commodities and lower weight to expensive commodities

Index Details
--------------------------------------------------------------------------------
 Components:                       6

 Roll Frequency Energy:            Fixed, Monthly

 Roll Freq. Metals:                Fixed, Yearly

 Roll Freq. Agriculture:           Fixed, Yearly

 Rebalancing:                      Dynamic

 Rebalancing Rule:                 The index overweights "cheap" commodities and
                                   underweights "expensive" commodities based on
                                   their respective 5y moving average price vs.
                                   1y moving average price

Historical Commodity Allocation since 2003  Commodity Allocation as on Sep-30-09
           [GRAPHIC OMITTED]                                [GRAPHIC OMITTED]

Source:   Bloomberg, data as on Jul-31-09
                                                                              11

Deutsche Bank [GRAPHIC OMITTED]
slide11

-------------------------------------------------------------------------------
Enhanced Beta
DBLCI-Mean Reversion Plus

[] The DBLCI-Mean Reversion Plus combines the DBLCI-Mean Reversion's ("MR
   Index") approach of seeking to optimize sector allocation in commodities, with a rule-based momentum strategy that aims at immunizing returns from downturns in commodity markets
[] In order to achieve this objective, the DBLCI-MR Plus uses a dynamic allocation strategy based on the MR Index
   -  Allocation to the MR Index is based on its performance over the 12 months preceding each rebalancing date. During commodity downturns, the allocation to the MR Index is reduced and could go as low as zero
   -  Beginning in August 2008, the DBLCI-MR Plus started to reduce its allocation to commodities significantly, eventually going down to 0% in
      November 2008, which enabled the DBLCI-MR Plus to avoid losses that many long-only commodity indices incurred in 2008

    [GRAPHIC OMITTED]

[] During bullish commodity cycles, the Index increases its commodity exposure to 100% and gradually reduces its commodity exposure as the cycle reverses, and could eventually go down to zero
                                                                              12

Deutsche Bank [GRAPHIC OMITTED]
Note: Past performance is not a guarantee of future results
slide12

--------------------------------------------------------------------------------
Enhanced Beta
What is Roll Yield?

[] Where does Roll Yield come from?

   -  commodity investments are done through financial futures. These financial futures trade at a discount or a premium to the spot prices. If spot prices are assumed to stay constant once the future comes into expiry it will have generated a positive (discount / backwardation) or negative
      (premium / contango) roll yield

[] Contango markets generate negative roll yields. Contango is when the prices of commodities for future delivery are higher than spot prices

[] Backwardation market generate positive roll yields. Backwardation is when the prices of commodities for future delivery are lower than spot prices

[] Deutsche Bank has developed the Optimum Yield Methodology, a rules-based futures rolling methodology which aims to maximize gains or minimize losses arising from Roll Yield by dynamically choosing the futures contract for each underlying commodity based on the shape of its forward curve

                                Contango Market
                               [GRAPHIC OMITTED]

                              Backwardation Market
                               [GRAPHIC OMITTED]

                                                                              13
Deutsche Bank [GRAPHIC OMITTED]
slide13

--------------------------------------------------------------------------------
Enhanced Beta
Optimum Yield Family of Indices

[] Historically, the Roll Returns, the gains or losses arising from Roll Yield, have been a very important source of returns in commodities

   -  roll yield is an often overlooked source of returns for commodity investments, which results from buying a futures contract at a price different from the spot price and holding that contract until its price converges to that of the spot market at maturity. This Return can be positive or negative depending on market outlook for future commodity prices

   -  from 1989 to 2004 crude oil returns attributable to roll returns were 9%, whereas spot returns were 6% annualized. But after 2004, as future prices of commodities became higher than their spot prices, Roll Yield became negative for many commodities

   -  indices with the same underlying weights but different Rolling Mechanisms will have the same Spot Returns but differing Roll Returns

   -  Deutsche Bank has developed the Optimum Yield Methodology, a futures rolling methodology which aims to maximize gains or minimize losses arising from Roll Yield by dynamically choosing the futures contract for each underlying commodity based on the shape of its forward curve

   -  when the DB Optimum Yield Methodology is applied to Beta Indices, the resulting index has consistently outperformed its respective benchmark beta index since 1997*

                    Commodity Index Component Returns, 2008
                               [GRAPHIC OMITTED]

            Commodity Index Component Returns, Annualized since 1999
                             [GRAPHIC OMITTED]20%

Note: Past performance is not a guarantee of future results
*     4 Aug 1997 is first date DB Optimum Yield Index price history is available. Each of these indices was launched on different dates and data for Index performance for periods prior to these dates have been retrospectively calculated and does not represent actual index performance. Index Launch Dates: SPGSCI (1991), DJUBS (Jul-1998), DBLCI
      (Feb-2003), DBLCI-OY 14 (May-06), DB Booster - SPGSCI (Dec-07), DB
      Booster - DJUBS (Dec-07)

                                                                              14
Deutsche Bank [GRAPHIC OMITTED]
slide14

-------------------------------------------------------------------------------
Enhanced Beta
Optimum Yield Family of Indices

----------------------------------------------------------------------------------
                                                                     Annualized
   Beta Benchmark              Enhanced Beta Counterpart           Outperformance*
       SPGSCI                DB Commodity Booster -- SPGSCI             9.54%
SPGSCI Light Energy   DB Commodity Booster -- SPGSCI Light Energy       6.20%
       DJUBS                 DB Commodity Booster -- DJUBS              6.86%
       DBLCI                     DBLCI -- Optimum Yield                 4.32%
----------------------------------------------------------------------------------

                 Optimum Yield Index Performance vs Benchmarks

                               [GRAPHIC OMITTED]

Note: Past performance is not a guarantee of future results
*     4 Aug 1997 is first date DB Optimum Yield Index price history is available. Data from 30 September 1999 to 30 September 2009 Each of these indices was launched on different dates and data for Index performance for periods prior to these dates have been retrospectively calculated and does not represent actual index performance. Index
      Launch Dates: SPGSCI (Jan-91), SPGSCI Light Energy (Jan-91), DJUBS
      (Jul-98), DBLCI (Feb-03), DBLCI-OY (May-06), DB Booster - SPGSCI
      (Dec-07), DB Booster - DJUBS (Dec-07), DB Booster - SPGSCI Light
      Energy (Dec-07 ) 15

                                                                              15
Deutsche Bank [GRAPHIC OMITTED]
slide15

--------------------------------------------------------------------------------
Alpha Indices
Commodity Harvest Family

[] DB Commodity Harvest Family of Indices are market-neutral commodity indices which aim to isolate the outperformance of the Optimum Yield Family of
   Indices from their respective Beta Benchmarks

[] Commodity Harvest Indices take a long position in the Optimum Yield Version of a Benchmark Index and a short position in the Beta Benchmark, i.e. Long
   DB Commodity Booster - SPGSCI Light Energy, Short SPGSCI Light Energy

[] The result of equally weighted long and short positions in each commodity aims to ensure

   -  market-neutrality, and hence returns that are generated largely independent of spot returns
   -  significantly lower volatility than long-only commodity indices. The index aims to achieve this by eliminating the exposure to spot returns and by aggregating the market neutral returns amongst 21 commodities
   -  low correlation to other asset classes and negative correlation to commodity returns
   -  diversification, all commodities except one (soybeans) have historically contributed positively to the index performance since 1997

                               Index Construction
                               [GRAPHIC OMITTED]

                           DB Commodity Harvest Index
                               [GRAPHIC OMITTED]

Note: Past performance is not indicative of future results

                                                                              16
Deutsche Bank [GRAPHIC OMITTED]
slide16

--------------------------------------------------------------------------------
Alpha Indices
Commodity Harvest Target Volatility Indices

[] The Commodity Harvest Target Volatility Indices build on the strategy of the
   DB Commodity Harvest Index by seeking to maintain realized volatility close to a pre-specified level in order to meet investor risk appetite. It also seeks to smooth the profile of returns by adjusting the allocation in response to changes in the realized volatility

[] On monthly rebalancing dates, the allocation to the underlying index is given by the following ratio

                          Target Volatility
            Allocation = ------------------
                         Realized Volatiliy

   -  allocation to the Underlying Index increases when its realized volatility goes down and vice-versa

            DB Commodity Harvest 10 Allocation Hypothetical Example
                               [GRAPHIC OMITTED]

                                                                              17
Deutsche Bank [GRAPHIC OMITTED]
slide17

--------------------------------------------------------------------------------
 Important Considerations

For further details on the DB Commodity Index Suite refer to Underlying
Supplement No. 16 dated December 16, 2008:
http://www.sec.gov/Archives/edgar/data/1159508/000119312508254080/d424b21.pdf
-----------------------------------------------------------------------------

Commodities are speculative and highly volatile and the risk of loss of trading in commodities can be substantial. An investment linked to a commodity index involves a number of risks, including the risk that the index's strategy may not be successful, and its return, if any, will be dependent on, among other things, the performance of the relevant index during the term of the investment and the terms and conditions of that investment. The absence of backwardation or presence of contango in the markets for futures contracts included in a long-only commodity index will adversely affect the level of that index. An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty on the future performance of any index or investment.

Deutsche Bank AG and its affiliates do not provide legal, tax, or accounting advice, and we are not acting in any way as an advisory or in a fiduciary capacity. Prospective investors should consider an investment linked to a DB commodity index only after careful consideration of the risks, consultation with their legal, tax, accounting, and other advisors as to the suitability of the investment in light of their own particular financial, tax and other circumstances, and review and consideration of any documents that we provide to you in connection with any offering

We are not acting and do not purport to act in any way as an advisor or in a fiduciary capacity. We therefore strongly suggest that recipients seek their own independent advice in relation to any investment, financial, legal, tax, accounting or regulatory issues discussed herein. Analyses and opinions contained herein may be based on assumptions that if altered can change the analyses or opinions expressed. Nothing contained herein shall constitute any representation or warranty as to future performance of any financial instrument, credit, index, currency rate or other market or economic measure.
Furthermore, past performance is not necessarily indicative of future results.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., member NYSE, NASD and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, and its banking affiliates.

(C) 2009 Deutsche Bank AG
                                                                              18
Deutsche Bank [GRAPHIC OMITTED]
slide18

-------------------------------------------------------------------------------
Comparative Performance of Commodity Indices

[] The DB family of Commodity Indices has generated higher returns and lower volatility thereby exhibiting higher Sharpe ratios than other commodity indices since 1998

[GRAPHIC OMITTED]
--------------------------------------------------------------------------------------------------------------------------
                                                  Total    Volatility**   Excess     Sharpe      Monthly     drawdown ##
                                                 Return*                  Return*     Ratio     maximum no. of months less
                                                                                                                      than
                                                                                                                      -5%
Beta allocation indices
DBLCITM                                            8.99%      23.38%       5.61%     24.00%       -34.04%              25
S&P GSCI TM                                        2.70%      24.63%      -0.52%     -2.11%       -37.96%              28
DJ-UBSCI SM                                        4.39%      17.06%       1.12%      6.58%       -26.64%              20

Mean reversion based indices
DBLCI-MR TM                                       10.84%      19.72%       7.41%     37.57%       -29.12%              20
DBLCI-MR TM 'Plus'                                13.88%      13.44%      10.35%     77.03%        -8.73%               8
DBLCI-MR TM 'Enhanced'                            12.43%      16.75%       8.95%     53.41%       -26.11%              10
DB Commodity Trend                                13.93%      11.88%      10.58%     89.09%       -15.12%               4

Optimum yield based indices
DBLCI-OY                                          12.34%      20.11%       8.86%     44.05%       -30.79%              17
DBLCI-OY Balanced                                 11.77%      16.36%       8.31%     50.80%       -26.45%              11
DB Commodity Booster Inddex - S&P GSCI TM         11.56%      20.79%       8.11%     38.99%       -33.45%              15
BD Commodity Booster Index - DJ-UBSCI SM          10.89%      15.17%       7.45%     49.12%       -25.51%               9
DB Agricultural Index                              3.16%      17.06%       0.12%      0.70%       -15.15%              14

Market neutral alpha indices
DB Commodity Harvest Index                         8.74%       3.50%       5.37%    153.49%        -3.18%               0
DB Commodity Harvest Index - S&P GSCI TM          10.88%       6.18%       7.45%    120.51%        -6.52%               1
DB Commodity Harvest Index - DJ-UBSCI SM           7.34%       5.30%       4.01%     75.71%        -9.19%               1

Other asset classes
Equities (S&P 500)                                 2.48%      21.46%      -1.00%     -4.67%       -22.42%              19
Fixed Income (US Govt. All Total Return)           6.05%       5.16%       2.56%     49.69%        -3.93%               0
--------------------------------------------------------------------------------------------------------------------------
Notes: Past performance is not indicative of future results
       Data from 1 January 1998 to 30 September 2009 for all indices except: for
       DB Commodity Trend and DB Agricultural Index, data from 1 January 1999 to
       30 September 2009
       1) Annualised return based on total return and excess return 2)
       Annualised volatility of the daily lognormal returns 3) Calculated as a quotient of excess return and the volatility 4) Based on total return
       Each of these indices was launched on different dates and data for Index performance for periods prior to these dates have been retrospectively calculated and does not represent actual index performance. Index Launch
       Dates: SPGSCI (Jan-91), SPGSCI Light Energy (Jan-91), DJUBS (Jul-98),
       DBLCI (Feb-03), DBLCI- MR (Feb-03), DBLCI-OY (May-06), DBLCI-MR Plus
       (Jun-07), DB Booster - SPGSCI (Dec-07), DB Booster - DJUBS (Dec-07), DB
       Booster - SPGSCI Light Energy [GRAPHIC OMITTED]19 (Dec-07 ), DB Commodity
       Harvest Indices (Dec-07), DB Commodity Harvest Target Volatility Indices
       (Aug-08), DBLCI-MR Enhanced (Jul-08), DB Commodity Trend (Aug-08)

                                                                              19
Deutsche Bank [GRAPHIC OMITTED]
slide19

--------------------------------------------------------------------------------
Disclaimer
S&P GSCI SM Disclaimer

 Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard &
 Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard &
 Poor's does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in these securities, particularly or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to
 Deutsche Bank AG or the securities. S&P has no obligation to take the needs of
 Deutsche Bank AG or the owners of the Bonds into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the S&P GSCI Index are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Bonds.

 S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF S&P GSCI INDEX
 OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS,
 OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR
 IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF
 SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY
 DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
 EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
 PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR DEUTSCHE BANK'S
 VARIATIONS OF S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY
 OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL,
 PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF
 NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM Disclaimer

"Dow Jones(R)", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones &
Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

The securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC
("UBS Securities") or any of their subsidiaries or affiliates. None of Dow
Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the securities particularly. The only relationship of Dow Jones, UBS AG, UBS
Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the
DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Deutsche Bank AG or the securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of the securities into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG,
UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of the securities. Notwithstanding the foregoing, UBS AG,
UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow
Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities
Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS
COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG,
UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK
AG, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES,
UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY
EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE
DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR
ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS
OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF
NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF
ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE
BANK AG, OTHER THAN UBS AG.

"Dow Jones(R)", "DJ", "UBS(R)" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest - DJUBS and DB Commodity Booster - DJUBS, which is based in part on the
Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones &
Company, Inc. or UBS Securities LLC, but is published with their consent. 20

                                                                              20
Deutsche Bank [GRAPHIC OMITTED]
slide20